UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 27, 2007

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	I.R.S. Employer Identification No.

1-3522	PENNSYLVANIA ELECTRIC COMPANY	25-0718085
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2007, Pennsylvania Electric Company (Penelec) completed an offering of $300,000,000 aggregate principal amount of its 6.05% Senior Notes due 2017 (Senior Notes) issued under the Indenture dated as of April 1, 1999, as amended and supplemented (Indenture), between Penelec and The Bank of New York, as successor trustee (Trustee). Penelec sold the Senior Notes pursuant to a purchase agreement, dated August 27, 2007 (Purchase Agreement), between Penelec and Citigroup Global Markets Inc., Lehman Brothers Inc. and Scotia Capital (USA) Inc., as representatives of the several initial purchasers named in the Purchase Agreement (collectively, Initial Purchasers), in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (Securities Act). The Senior Notes were resold by the Initial Purchasers within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Senior Notes will mature on September 1, 2017, and interest on the Senior Notes will accrue at a rate of 6.05% per annum from the date of original issuance and will be payable semi-annually in arrears on each March 1 and September 1, beginning on March 1, 2008, and on the date of maturity.

The Senior Notes will be redeemable as a whole or in part, at Penelec’s option, at any time, at a redemption price equal to the greater of: (i) 100% of the principal amount of such Senior Notes being redeemed, or (ii) as determined by an independent investment banker, the sum of the present values of the remaining scheduled payments of principal of and interest on such Senior Notes that would be due after the related redemption date but for such redemption, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted Treasury rate determined by reference to a comparable Treasury issue having a maturity comparable to the remaining term of the Senior Notes to be redeemed, plus 25 basis points, plus in each case, accrued and unpaid interest on such Senior Notes to the date of redemption.

Subject to certain exceptions, so long as any senior notes are outstanding under the Indenture, Penelec may not issue, assume, guarantee or permit to exist any debt secured by any lien upon any of Penelec’s operating property, except for certain permitted secured debt, without effectively securing all outstanding senior notes issued under the Indenture, including the Senior Notes, equally and ratably with that debt (but only so long as such debt is secured). In addition, subject to certain exceptions, so long as any senior notes are outstanding under the Indenture, Penelec may not enter into or permit to exist any sale and lease-back transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that operating property or the placing in operation of that operating property or of that operating property as constructed or developed or substantially repaired, altered or improved.

Pursuant to a registration rights agreement, dated as of August 30, 2007, among Penelec and Citigroup Global Markets Inc., Lehman Brothers Inc. and Scotia Capital (USA) Inc., as representatives of the initial purchasers (Registration Rights Agreement), Penelec has agreed to consummate an exchange offer pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (SEC) to allow holders of Senior Notes to exchange the Senior Notes for a new issue of substantially identical debt securities registered under the Securities Act. In addition, Penelec has agreed to file, under certain circumstances, a shelf registration statement to cover resales of the Senior Notes. Penelec has agreed to use its reasonable best efforts, subject to applicable law, to file a registration statement within 180 calendar days of the date of the original issuance of the Senior Notes and to consummate the exchange offer within 210 calendar days of the date of the original issuance of the Senior Notes. If Penelec fails to complete the exchange offer or register the Senior Notes for resale within 210 calendar days of the date of original issuance of the Senior Notes, Penelec will be required to pay 0.25% per annum additional interest on the Senior Notes until the exchange offer is consummated or the shelf registration statement relating to resale of the Senior Notes is declared effective by the SEC or otherwise becomes effective under the Securities Act.

A portion of the net proceeds from the issuance and sale of the Senior Notes, after deducting the Initial Purchasers’ discount and estimated expenses, will be used to fund some or all of a proposed repurchase of up to $200 million of Penelec’s common stock from its parent company, FirstEnergy Corp. The remaining net proceeds will be used to repay short-term borrowings, and to the extent available, for general corporate purposes.

The above descriptions of the Senior Notes, the Indenture and the Registration Rights Agreement do not purport to be a complete statement of the parties' rights and obligations under the Senior Notes, the Indenture and Registration Rights Agreement and the transactions contemplated by the Indenture and Registration Rights Agreement. The above description is qualified in its entirety by reference to the Senior Notes, the Indenture and the Registration Rights Agreement. The form of Indenture was previously filed as Exhibit 4-C-13 to Penelec’s 1999 Annual Report on Form 10-K, SEC File No. 1-3522. Copies of the form of the Senior Notes and the Registration Rights Agreement are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 10.1 respectively, and are, together with the form of Indenture, incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pennsylvania Electric Company 6.05% Senior Notes due 2017.
4.2
Indenture, dated as of April 1, 1999 between Pennsylvania Electric Company and The Bank of New York, as successor Trustee (incorporated by reference to Exhibit 4-C-13, 1999 Annual Report on Form 10-K, SEC File No. 1-3522).

10.1
Registration Rights Agreement, dated as of August 30, 2007, among Pennsylvania Electric Company and Citigroup Global Markets Inc., Lehman Brothers Inc. and Scotia Capital (USA) Inc., as representatives of the several initial purchasers named in the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 31, 2007

PENNSYLVANIA ELECTRIC COMPANY
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President and Controller